UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2005

Stratasys, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13400	36-3658792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14950 Martin Drive, Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 937-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 30, 2005, we entered into an agreement to purchase an 86,000 square foot facility (the “Facility”) near our current administrative and manufacturing facilities in Eden Prairie, Minnesota. The purchase price of the Facility is $5.1 million, which we will pay in cash. We intend to occupy approximately 30,000 square feet over the next four months as existing tenant leases expire. We expect the remainder of the Facility to become available over the next two years. We anticipate using the Facility for manufacturing and new product development activities as well as administrative offices. We expect to close on the purchase within the next 60 days.

The press release announcing the contract to purchase the Facility is appended hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

99.1	Press Release issued by Stratasys, Inc. on August 30, 2005, regarding the purchase of additional facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATASYS, INC. (Registrant)

Date: August 30, 2005	By:	/s/ Robert F. Gallagher

Robert F. Gallagher Chief Financial Officer